UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

FOURTH WAVE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Fourth Wave Energy, Inc.

350 North Orleans Street, Suite 9000N

Chicago, Illinois, 60654

(707) 687-9093

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common stock of Fourth Wave Energy, Inc., a Nevada corporation (the “Company”), in connection with the action by written consent of shareholders taken without a meeting to approve an amendment (the “Amendment”) to our Articles of Incorporation to increase the number of authorized shares of common stock from 500 million to 950 million shares. You are urged to read this Information Statement carefully and in its entirety for a description of the Amendment.

The date of this Information Statement is March 11, 2022 and is first being mailed on or about March 11, 2022. Pursuant to the proxy rules and regulations of the Securities and Exchange Commission, the Company is required to provide notice to the shareholders who have not consented in writing 20 calendar days prior to the effectiveness of the Amendment.

The Board of Directors of the Company (the “Board”) is not soliciting your proxy or consent in connection with the Amendment.

What action was taken by written consent?

We obtained written consent by the holders of the majority of the voting power of the Company’s outstanding common stock (the “Majority Shareholders”), approving the Amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock to 950 million shares.

When is the record date?

The close of business on February 23, 2022 is the record date (the “Record Date”) for the determination of shareholders entitled consent and entitled to receive this Information Statement.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

In accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”), if the Board adopts a resolution to amend the Articles of Incorporation, an affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required. On February 23, 2022, the Board adopted this resolution. On February 28, 2022, shareholder approval was obtained through the written consent of our Majority Shareholders. Of the 383,208,340 outstanding common stock, the Majority Shareholders holding 192,561,126 votes or 50.3% of the outstanding common stock, executed a written consent to effectuate the Amendment.

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Therefore, a special meeting of the shareholders to approve the Amendment is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding shares of common stock would also have been required.

When will the Amendment be effective?

It would become effective on the date of filing of a Certificate of Amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada. However, the Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Amendment?

No security holders receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT AN INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK

Our Board and the Majority Shareholders have approved the Amendment. The Board has determined that it is in the Company’s and the shareholders’ best interests to effectuate the Amendment. The Amendment will have no effect on the par value of our common stock. The Amendment will not change the number of shares of preferred stock that are authorized, and the total authorized shares will be increased from 505,000,000 to 955,000,000. The form of the amendment is attached as Annex A to this Information Statement. The Amendment will replace Article 3 of our Articles of Incorporation, with the following language:

3. The Corporation shall have the authority to issue:

(a) 950,000,000 shares of common stock, par value of $0.001 per share; and

(b) 5,000,000 shares of preferred stock, par value $0.001 per share, with such rights, preferences, series and designations shall be determined by the board of directors.

The Company anticipates filing a Restated Articles of Incorporation which reflects this amendment and the previous amendments to the Articles of Incorporation.

Purpose and Effect

We may issue shares of capital stock to the extent such shares have been authorized under our Articles of Incorporation. Our Articles of Incorporation currently authorizes us to issue up to 500,000,000 shares of common stock and 5,000,000 shares of preferred stock. No shares of our common stock are held in treasury. Although we have no agreements to issue common stock in the future, we expect that we will need additional shares of common stock to grow our business including raising capital in order to expand our operations and fulfill our purchase orders and commitments.

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The additional shares of common stock to be authorized after the Amendment is filed would have rights identical to the currently outstanding shares, except for effects incidental to increasing the number of outstanding shares, such as the dilution of current shareholders’ ownership and voting interests when shares are issued. Current shareholders have no preemptive or similar rights, which means that current shareholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

Possible Anti-Takeover Effects of the Amendment

We could use the additional shares of common stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Amendment has not been prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the increase in authorized shares of common stock could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the Company’s shareholders might otherwise receive a premium for their shares over then current market prices.

No Appraisal Rights

Shareholders have no rights under the NRS or under our Articles of Incorporation to exercise dissenters’ rights of appraisal with respect to the approval of the filing of the Amendment.

Supplemental Information

In September 2021, a shareholder holding a majority of the outstanding voting power of the Company’s securities, executed a shareholder consent approving an increase in the authorized shares of common stock from 200 million to 500 million shares of common stock. The majority shareholder was the sole director and executive officer of the Company. An amendment was filed with the Secretary of State of Nevada reflecting the authorization increase however the Company failed to file an Information Statement on Schedule 14C in accordance with SEC rules and regulations. Although the SEC regulations were not properly followed, the increase was properly approved and therefore no ratification is necessary. Except for the record date and the date of mailing, all of the disclosure related to the Amendment is identical or substantially similar to the disclosure that would have been included in an Information Statement for the September amendment had it been properly and timely filed.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of February 23, 2022, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. Based on 383,208,340 shares of common stock outstanding as of February 23, 2022. Beneficial ownership is determined in accordance with Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, a person is considered a “beneficial owner” of a security if that person has or shares power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also considered to be a beneficial owner of any securities of which the person has a right to acquire beneficial ownership within 60 days. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted in the footnotes to this table.

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Unless otherwise specified in the notes to this table, the address for each person is: 350 North Orleans Street, Suite 9000N, Chicago, Illinois 60654.

Title of Class	Name of Beneficial Holder	Amount of Beneficial Ownership	Percentage Beneficially Owned
5% Shareholders:

Common Stock	Christina and Roger Dixon (1)	54,354,375	14.2%

Directors and Named Executive Officers

Common Stock	Charlie Faulkner (2)	87,045,385	21.0%
Common Stock	Simon Wajcenberg (3)	100,231,784	24.1%

	All directors and officers as a group (2 persons)	187,277,169	41.9%

(1)	Dixon. Roger Dixon was a Co-Founder of EdgeMode, the Company’s wholly owned subsidiary. Address is 3115 Five Dollar Road, Evansville, Indiana 47720.

(2)	Faulkner. Mr. Faulkner is an executive officer and director of the Company. Includes 31,979,352 vested stock options. His ownership is included under “All directors and officers as a group”.

(3)	Wajcenberg. Mr. Wajcenberg is an executive officer and director of the Company. Includes 31,979,352 vested stock options. Includes shares beneficially owned by his wife. His ownership is included under “All directors and officers as a group”.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (707) 601-1430 or mail a request to receive separate copies to Fourth Wave Energy, Inc., 350 North Orleans Street, Suite 9000N, Chicago, Illinois 60654 Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

March 11, 2022
By Order of the Board of Directors

/s/ Charlie Faulkner
Charlie Faulkner Director and CEO

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Annex A

Certificate of Amendment to the Articles of Incorporation

1. Name of corporation:

Fourth Wave Energy, Inc.

2. The Articles have been amended as follows (provide article numbers, if available):

Article III is hereby amended in its entirety to read as follows:

3. The Corporation shall have the authority to issue:

(a) 950,000,000 shares of common stock, par value of $0.001 per share; and

(b) 5,000,000 shares of preferred stock, par value $0.001 per share, with such rights, preferences, series and designations shall be determined by the board of directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

5. Signature (required):	/ s/ Charlie Faulkner
Chief Executive Officer